UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 18, 2006

PLY GEM HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

333-114041	20-0645710
(Commission File Number)	(IRS Employer Identification No.)

185 PLATT CLAY WAY
KEARNEY, MISSOURI	64060
(Address of Principal Executive Offices)	(Zip Code)

(800) 800-2244

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING INFORMATION

Certain statements made in this Form 8-K, including any statements as to future results of operations and financial projections, may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management's expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company's filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K.

Item 7.01	REGULATION FD DISCLOSURE

On May 18, 2006, Ply Gem Holdings, Inc. (“Ply Gem”) presented a review of the Ply Gem business, including, but not limited to, an overview of the company, recent highlights, industry fundamentals, business profile, operations, strategy, investment highlights, and a review of pro forma financial results. The presentation is included in the attached exhibit.

Item 9.01	EXHIBITS

(a)	Financial statements of businesses acquired.
Not applicable

(b)	Pro forma financial information.
Not applicable

(c)	Exhibits

Exhibit	Description

99.1	Ply Gem Industries, Inc. Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 18, 2006
PLY GEM INDUSTRIES, INC.
By:		/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Chief Financial Officer, Treasurer and Secretary